FOR IMMEDIATE RELEASE	CONTACT:

Colleen McCormick, Investor Relations
617-779-7892
cmccormick@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2008
Active second quarter stock repurchase program and positive cash flow from operations
Boston, MA, August 4, 2008 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the second quarter ended June 30, 2008.
Q2 Financial Highlights
Revenue: Total revenues for the second quarter of 2008 were $13.6 million, compared to $12.5 million for the second quarter of 2007.
Operating Loss: Operating loss for the second quarter of 2008 was $602,000, compared to an operating loss of $1.4 million for the second quarter of 2007.
Net Loss: The Company’s net loss for the second quarter of 2008 was $97,000, or $(0.00) per share, compared to net loss of $480,000, or $(0.01) per share, for the second quarter of 2007.
In the second quarter of 2008, both operating loss and net loss included $185,000 of non-cash stock-based compensation expense and $848,000 of depreciation and amortization. In the second quarter of 2007, both operating loss and net loss included $510,000 of non-cash stock-based compensation expense and $740,000 of depreciation and amortization.
Pro-forma EBITDA: Pro-forma EBIDTA, a non-GAAP financial measure, was $431,000 in the second quarter of 2008 as compared to a loss of $134,000 in the second quarter of 2007.
“Pro-forma EBITDA,” a non-GAAP financial measure, refers to net income, adjusted for amortization, depreciation, interest, taxes, and stock compensation expense. A reconciliation of net (loss) income determined under GAAP to pro-forma EBITDA is included below. Management believes that its pro-forma EBITDA measurement, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.
Cash and Cash Flow: AMICAS ended the second quarter of 2008 with a cash, cash equivalents, and marketable securities balance of $53.9 million, no long term debt, and working capital of $49.5 million. For the second quarter ended June 30, 2008, net cash provided by operations was $276,000.
Stock Repurchase: The Company repurchased approximately 6,586,000 shares of its common stock for approximately $17.1 million in the second quarter of 2008.
Fiscal Year-to-Date Financial Highlights
Revenue: Total revenues for the first six months of 2008 were $26.4 million, compared to $24.9 million for the first six months of 2007.
Operating Loss: Operating loss for the first six months of 2008 was $1.8 million, compared to an operating loss of $2.1 million for the first six months of 2007.
Net Loss: The Company’s net loss for the first six months of 2008 was $564,000, or $(0.01) per share, compared to net loss of $334,000, or $(0.01) per share, for the first six months of 2007.

For the first six months of 2008, both operating loss and net loss included $618,000 of non-cash stock-based compensation expense and $1.6 million of depreciation and amortization. For the first six months of 2007, both operating loss and net loss included $1.0 million of non-cash stock-based compensation expense, and $1.5 million of depreciation and amortization.
Pro-forma EBITDA: For the first six months of 2008, pro-forma EBIDTA was $464,000 as compared to $418,000 for the same period in 2007.
Cash Flow: For the first six months of 2008, net cash provided by operations was $1.3 million.
Stock Repurchase: During the fourth quarter of 2007, the Board of Directors directed the Company to initiate a $25 million stock repurchase plan. The Company repurchased approximately 6,586,000 shares of its common stock for approximately $17.1 million in the second quarter of 2008. The Company has repurchased approximately 8,568,000 shares for approximately $22.5 million in total under this program. Under a previously authorized stock repurchase plan, during 2006, the Company repurchased 4.5 million shares of its common stock for approximately $15.0 million, the total amount authorized by the Board of Directors under the prior plan.
Business Perspective
Dr. Stephen Kahane, president, chief executive officer, and chairman of AMICAS, said, “We had our best second quarter in the past several years. Bookings were solid and revenue growth was ahead of our plan. Once again, we maintained positive cash flow from operations while building our business through significant investments in both innovative research and development programs and important distribution initiatives. Similar to the last few quarters, the second quarter resulted in several large radiology groups making the decision to use AMICAS products as the basis for their automation infrastructure going forward. Over the past nine months, AMICAS has been able to sign several very sophisticated and informed radiology groups and imaging service providers. We will continue to work hard to help these new partners succeed and to make sure others follow in their footsteps. Our top-flight solutions, which include the latest in teleradiology technology, PACS, RIS, revenue cycle management, business intelligence, and zero client referring physician tools, continue to be viewed as extremely easy to install, deploy, and support. These attributes help reduce the total cost of ownership of AMICAS solutions, which can help result in very impressive returns on investment for our customers. As we have mentioned before, it is noteworthy that, despite obstacles such as DRA and other reimbursement-related pressures, these groups made the decision to take their automation support to the next level with industry leading offerings from AMICAS.”
Dr. Kahane went on to say, “Our stock buyback program was very active in Q2, resulting in the purchase of over $17 million of AMICAS stock. The Company has repurchased approximately 8,568,000 shares for approximately $22.5 million in total under the $25 million program put in place in December of last year. Over the past two years, AMICAS has bought back over $37.5 million of its common stock. AMICAS has no debt and has a very strong recurring revenue base. We believe that our customers and the market recognize that AMICAS is committed to being the leading independent image and information management solutions provider in the healthcare industry. We believe that our innovative end-to-end suite of products, our strong and experienced team of professionals, and our dedicated focus on image and information management will help our customers and partners by empowering them to grow, differentiate, and efficiently run their practices and businesses in 2008 and beyond.”
Dr. Kahane added, “We have entered the second half of 2008 energized, focused, and ready to work relentlessly to reach our goals and objectives and to become the leading independent vendor of choice in the image and information management marketplace.”
Looking Forward
AMICAS continues to expect 2008 revenues to be between $52 million and $54 million. Pro-forma EBITDA is now expected to be approximately $1.5 million which is consistent with a net loss of approximately ($0.02) per share. AMICAS expects 2008 bookings growth of 10 to 20 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.
Conference Call
AMICAS will host a conference call on Tuesday, August 5, at 8:30 a.m. Eastern Time to discuss the Company’s 2008 second fiscal quarter results. Investors and other interested parties may dial in to the call using the toll free number 1.800.862.9098. (conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1.800.283.8183 or 402.220.0867 until September 4, 2008.

AMICAS, Vision Series, Vision Reach, RadStream and AMICAS Insight are trademarks or registered trademarks of AMICAS, Inc.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS® Vision Series™ products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight™ Solutions, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise. HIS and RIS mean hospital information system and radiology information system, respectively.

Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results for the remainder of fiscal year 2008. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, June 30, 2008, contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$6,353	$8,536
Marketable securities	47,527	67,071
Accounts receivable, net of allowances of $290 and $231, respectively	11,980	10,483
Prepaid expenses and other current assets	2,700	3,600

Total current assets	68,560	89,690

Property and equipment, less accumulated depreciation and Amortization of $7,178 and $6,848, respectively	1,334	1,186
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $9,052 and $7,992, respectively	6,948	8,008
Other intangible assets, less accumulated amortization of $1,956 and $1,742, respectively	1,444	1,658
Other assets	1,583	586

Total Assets	$107,182	$128,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,256	$7,094
Accrued employee compensation and benefits	1,658	1,451
Deferred revenue	11,153	10,375

Total current liabilities	19,067	18,920
Unrecognized tax benefits	1,326	1,275
Commitments and contingencies
Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,405,762 and 51,296,823 issued, respectively	51	51
Additional paid-in capital	229,855	229,056
Accumulated other comprehensive income	71	60
Accumulated deficit	(99,042)	(98,478)
Treasury stock, at cost, 15,207,435 and 6,824,192 shares	(44,146)	(22,443)

Total stockholders’ equity	86,789	108,246

Total Liabilities and Stockholders’ Equity	$107,182	$128,441

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues
Maintenance and services	$10,552	$9,583	$20,305	$18,791
Software licenses and system sales	3,023	2,919	6,058	6,144

Total revenues	$13,575	$12,502	$26,363	$24,935

Costs and expenses
Cost of revenues:
Maintenance and services (a)	$4,692	$4,194	$8,961	$8,186
Software licenses and system sales, including amortization of software costs of $571, $476, $1,060 and $979, respectively	1,731	1,670	3,942	3,189
Selling, general, and administrative (b)	5,282	5,480	10,284	10,857
Research and development (c)	2,195	2,278	4,390	4,300
Depreciation and amortization	277	264	552	536

	14,177	13,886	28,129	27,068

Operating loss	(602)	(1,384)	(1,766)	(2,133)
Interest income	572	930	1,361	1,887
Loss on sale of investments	—	—	(31)	—

Loss before provision for income taxes	(30)	(454)	(436)	(246)
Provision for income taxes	67	26	128	88

Net loss	$(97)	$(480)	$(564)	$(334)

Loss per share
Basic:	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Diluted:	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Weighted average number of shares outstanding
Basic	40,740	44,568	42,188	44,559
Diluted	40,740	44,568	42,188	44,559

(a)	— includes $35,000, $27,000, $70,000, and $48,000 in stock-based compensation expense for the three and six months ended June 30, 2008, and June 30, 2007, respectively.

(b)	— includes $50,000, $0.4 million, $0.3 million, and $0.9 million in stock-based compensation expense for the three and six months ended June 30, 2008, and June 30, 2007, respectively. (c) — includes $100,000, $71,000, $213,000, and $133,000 in stock-based compensation expense for the three and six months ended June 30, 2008, and June 30, 2007, respectively.

(c)	— includes $100,000, $71,000, $213,000, and $133,000 in stock-based compensation expense for the three and six months ended June 30, 2008, and June 30, 2007, respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2008	2007

Operating activities
Net loss	$(564)	$(334)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	552	538
Provisions for (recoveries from) bad debts	110	(341)
Loss on disposal of fixed assets	6	—
Amortization of software development costs	1,060	979
Non-cash stock compensation expense	618	1,034
Changes in operating assets and liabilities:
Accounts receivable	(1,607)	(52)
Computer hardware held for resale, prepaid expenses, and other	904	854
Accounts payable and accrued expenses	(630)	922
Deferred revenue including unearned discount	778	993
Unrecognized tax benefits	50	46

Cash provided by operating activities	1,277	4,639

Investing activities
Purchases of property and equipment	(492)	(264)
Purchase of software	—	(2,300)
Purchases of held-to-maturity securities	(189,410)	(44,592)
Maturities of held-to-maturity securities	175,642	44,174
Purchases of available-for-sale securities	(5,597)	(13,587)
Sales of available-for-sale securities	37,919	15,240

Cash provided by (used in) investing activities	18,062	(1,329)

Financing activities
Repurchases of common stock	(21,703)	—
Exercise of stock options	181	182

Cash (used in) provided by financing activities	(21,522)	182

Increase (decrease) in cash and cash equivalents	(2,183)	3,492
Cash and cash equivalents at beginning of period	8,536	7,331

Cash and cash equivalents at end of period	$6,353	$10,823

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$115	$60
Non-cash investing activities:
Unrealized gain (loss) on available-for-sale securities	$11	$(29)

2008
Projected
Reconciliation of projected net loss to projected EBITDA
Projected net loss	$(900)
Interest income	2,300

Operating loss	(3,200)
Non-cash stock compensation expense	1,400
Depreciation and amortization	1,100
Amortization of software development costs	2,200

Projected pro-forma EBITDA	$1,500

Reconciliation of net (loss) income to EBITDA	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net loss	$(97)	$(480)	$(564)	$(334)
Provision for income taxes	(67)	(26)	(128)	(88)
Interest income	572	930	1,361	1,887
Loss on sale of investments	—	—	(31)	—

Operating loss	(602)	(1,384)	(1,766)	(2,133)
Non-cash stock compensation expense	185	510	618	1,034
Depreciation and amortization	277	264	552	538
Amortization of software development costs	571	476	1,060	979

Pro-forma EBITDA	$431	$(134)	$464	$418